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                                                                    Exhibit 10.5

                             TAX SHARING AGREEMENT


AGREEMENT dated this 6th day of February, 1997 by and between Dart Group Corporation, a Delaware corporation ("Dart"), and SFW Acquisition Corp., a Delaware corporation ("SFW").

WHEREAS, all of the outstanding stock of SFW is owned directly or indirectly by Dart; and

WHEREAS, Dart and SFW desire to establish an arrangement whereby the federal, state, and local income tax returns of SFW and its direct and indirect subsidiaries which will be included, along with SFW, in the consolidated federal income tax returns to be filed by Dart (such subsidiaries and SFW collectively, the "SFW Group") will be prepared by Dart and the income tax liabilities of the SFW Group will be determined and paid by Dart and rebilled to SFW for settlement.

NOW, THEREFORE, Dart and SFW agree as follows:

                                   ARTICLE I

1.01 Preparation and Filing of Tax Returns by Dart.  SFW shall prepare and give
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     to Dart (from time-to-time during each taxable year upon the request of
     Dart) federal, state, and other tax packages showing the gross income, deductions, taxable income, and credits of the SFW Group as if such group was a separate and independent affiliated group filing a consolidated federal income tax return (with SFW as the common parent). Dart shall prepare and timely file or shall cause the preparation and timely filing of all appropriate federal, state, and other income tax returns of each member of the SFW Group.

1.02 Payment of Taxes by Dart to Taxing Authorities.  Dart shall pay or cause to
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     be paid all income taxes, interest, and penalties due with respect to federal, state, and other income tax returns relating to income earned or recognized by the SFW Group.

1.03 Allocation of Taxes by Dart to SFW.  Dart shall determine the income taxes,
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     interest, and penalties of the SFW Group as if such group was a separate and independent affiliated group filing a consolidated federal income tax return (with SFW as the common parent), and shall allocate and bill all such income taxes, interest, and penalties to SFW. For this purpose, the SFW Group's taxes shall not be reduced by reason of any deduction or credit attributable to any member of the Dart affiliated group which is not also a member of the SFW Group. In the event that the Dart affiliated group files its consolidated federal income tax return on the basis of the alternative minimum tax, the tax of the SFW Group will be calculated on a regular tax or alternative minimum tax basis, as appropriate for the SFW Group as if it were a separate and independent affiliated group filing a consolidated federal income tax
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     return (with SFW as the common parent).  Dart shall consult with SFW in the determination of the SFW Group's income tax liabilities. As used in this section and elsewhere in this agreement, the term "affiliated group" shall have the meaning set forth in section 1504 of the Internal Revenue Code of 1986, as amended (the "Code").

1.04 Determinations by Dart in Accordance with Allocation Policy Objectives.  In
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     the event that it may be unclear as to the result of the application of
     Section 1.03 to specific situations which may arise and which are not specifically addressed in Section 1.03, the allocation of taxes shall be determined using the following tax allocation policy objectives as a guide:

     (1) The tax allocation policy is meant to fairly allocate federal, state, and local tax liabilities to SFW as if the SFW Group filed a consolidated tax return on behalf of the SFW Group and paid its tax on a separate affiliated group basis;

     (2) The tax allocation policy should be neutral towards performance criteria established for the SFW Group;

     (3) The tax allocation policy should be logical and result in fairly presenting the financial position and results of operations of the SFW Group in any separate statements provided to outside parties; and

     (4) The tax allocation policy should be simple to administer and provide for a means of recording the tax provisions in interim and year-end financial statements in a timely manner.

1.05 Payment of Allocated Taxes.  Subject to section 1.06, SFW shall pay to Dart
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     within 90 days after the end of their taxable years the tax liability allocated to SFW pursuant to section 1.03. If for any taxable year the SFW Group has a net operating loss computed on a separate affiliated group basis (and computed without regard to any net operating loss carryover from periods ending on or before the date of this Agreement) that reduces the consolidated tax liability of the Dart affiliated group below the amount that would have been payable if such member of the SFW Group had not incurred such loss, Dart shall pay the amount of the tax reduction so computed to SFW within 90 days after the end of such year. The tax liability of the Dart affiliated group, less the amount of tax liability allocated to SFW, shall be the sole responsibility of Dart and the other members of the Dart affiliated group, excluding members of the SFW Group. The foregoing sentence shall not affect any right to indemnification for any taxes (including penalties and interest thereon) that Dart or other members of its affiliated group may have from any person who is not a member of the Dart affiliated group.

1.06 Interim Estimated Payments.  From time to time prior to the end of each
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     taxable year, SFW shall reimburse Dart (within 30 days following each request by Dart), on a basis consistent with the guidelines set forth in section 1.04, for that portion of any

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     estimated federal income tax payments attributable to the inclusion of the
     SFW Group in the Dart consolidated federal income tax return. Any amounts so paid in any year shall operate to reduce the amount payable to Dart following the end of such year pursuant to section 1.05 above, and any negative balance resulting from such reduction shall promptly be refunded by Dart to SFW.

1.07 Application of Tax Allocation to State and Local Income Taxes.  Sections
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     1.03 through 1.06 are to apply to the allocation of state and local income taxes where the tax liability of any member of the SFW Group is affected by its affiliated ownership status. It is anticipated that the methods of payment and allocation may vary somewhat in these cases from those specifically described in Sections 1.03 through 1.06, but the guiding intent in these instances is to apply the general principles of such sections.

1.08 Conduct of Tax Audits and Disputes; Tax Adjustments.  Dart and its duly
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     appointed representatives shall have the right on behalf of each member of the SFW Group to supervise or otherwise coordinate any examination process and to negotiate, resolve, settle and contest any asserted tax deficiencies or assert and prosecute any claim for refund. Dart will be reimbursed for any costs including, but not limited to, accounting and legal costs, associated with any conference, hearing, or court proceeding related to taxes of the SFW Group. In the event of any adjustment to the tax returns of Dart or any member of the SFW Group as filed (by reason of an amended return, claim for refund, an audit by the Internal Revenue Service or other taxing authority, or otherwise), the liability of Dart and SFW hereunder shall be redetermined to give effect to any such adjustment as if it had been made as part of the original computation of tax liability, and appropriate payments between Dart and SFW shall be made in accordance with the foregoing provisions of this Agreement within 30 days after any payments are made or refunds are received as a result of the adjustment, or, in the case of contested proceedings, within 30 days after a final determination of the contest.

1.09 Effectiveness of the Foregoing Provision.  The provisions of Sections 1.01
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     through 1.08 above shall remain in effect with respect to all periods during which any member of the SFW Group is included in the consolidated federal income tax return filed by Dart.

                                 ARTICLE II

2.01 Earnings and Profits Adjustments.  This Agreement is not intended to
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     establish the method by which the earnings and profits of each member of the SFW Group will be determined. Dart reserves the right to elect the method for allocating tax liability for the purposes of determining earnings and profits as set forth in sections 1.1552-1(a) and 1.1502-33(d) of the Treasury Regulations.

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2.02 Expenses.  Except as otherwise provided herein, all costs and expenses
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     incurred in connection with this Agreement and transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

2.03 Authority to Amend Agreement Due to Change in Law or Regulation.  SFW
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     agrees that Dart shall have the authority to amend this Agreement as required in order to comply with changes hereafter in the Code, Treasury Regulations, or state provisions relating to consolidated income tax returns.

2.04 Entire Agreement.  This Agreement contains the entire agreement between the
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     parties and supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof. There are no written or oral agreements, understandings, representations or warranties between or among the parties other than those set forth or referred to in this Agreement.

2.05 Elections.  SFW, for itself and on behalf of all members of the SFW Group,
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     hereby agrees that Dart shall have the authority to make on behalf of each member of the SFW Group all elections which are available under the Code, Treasury Regulations, or state provisions relating to taxes.

2.06 Subsidiaries.  If at any time hereafter SFW acquires direct or indirect
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     ownership of any subsidiary corporation that is affiliated with Dart within the meaning of section 1504(a) of the Code, such subsidiary corporation shall be included in the SFW Group, and all references to the SFW Group herein shall thereafter be interpreted to include such subsidiary.

2.07 Section Headings.  The section and paragraph headings contained in this
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     Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

2.08 Notices.  All notices, consents, requests, instructions, approvals and
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     other communications provided for herein and all legal process in regard hereto shall be validly given, made or served if in writing, when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by returned telecopy, addressed as follows or, in each case, to such other address as may be specified by a party in writing to the other party:

     (a)  if to Dart, to:

          3300 75th Avenue
          Landover, MD  20785
          Attention:  Chief Financial Officer
          Telecopy Number:  (301) 772-3910

     (b)  if to SFW, to:

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          3300 75th Avenue
          Landover, MD  20785
          Attention:  President
          Telecopy Number:  (301) 772-3910

2.09 Governing Law.  This Agreement shall be governed by and construed in
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     accordance with the laws of the State of Delaware without reference to the choice of law principles thereof.

2.10 Illegality.  In case any provision in this Agreement shall be invalid,
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     illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, unless such remaining provisions are inconsistent with the policy objectives set forth in section 1.04.

2.11 Successors and Assigns; Merger with Shoppers Food Warehouse Corp.  This
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     Agreement shall be binding upon and inure to the benefit of the parties
     hereto and their respective successors and assigns.   The parties intend
     that SFW will be merged with and into Shoppers Food Warehouse Corp., a Delaware corporation ("Shoppers Food"). Following such merger, all references herein to SFW shall be interpreted to be references to Shoppers Food.


IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties of the day first above written.


DART GROUP CORPORATION                         SFW ACQUISITION CORP.



By:  /s/ Mark A. Flint                         By:  /s/ Elliot R. Arditti
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     Name:  Mark A. Flint                           Name:  Elliot R. Arditti
     Title:  Chief Financial Officer                Title:  Secretary

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